SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-FLORIDA PUBLIC UTIL

                    GAMCO INVESTORS, INC.
                                 4/04/02            1,000            19.5000
                                 4/03/02              500            18.9200
                                 4/01/02              500            18.8900
                                 3/27/02            1,500            18.5930
                                 3/26/02            1,500            18.4967
                                 3/15/02            1,000            18.6900
                                 3/11/02              500            18.7400
                                 2/15/02            2,000            19.0000
                                 2/12/02              100-           18.7500
                    GABELLI ADVISERS, INC.
                                 3/11/02            1,400            18.6100
                                 3/07/02            3,000            18.6500
                                 2/14/02            3,000            18.9933


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.